EXHIBIT 10.7.6

                              FACILITIES AGREEMENT
                              --------------------

         THIS AGREEMENT, entered into as of April 16, 1996, by and between WALSH INTERNATIONAL INC., a Delaware corporation (hereinafter "WALSH"), and SOURCE INFORMATICS INC., a Delaware corporation (hereinafter "SOURCE").


                                   WITNESSETH:
                                   ----------
         WHEREAS, pursuant to the Master Reorganization Agreement, dated as of April 16, 1996 (the "Master Agreement"), between WALSH and SOURCE, WALSH has agreed to transfer, or cause the transfer, to SOURCE or its subsidiaries the certain assets of certain of WALSH's subsidiaries (the companies to which such assets are being transferred hereinafter referred to collectively as the "SOURCE Group" and the companies from which such assets are being transferred hereinafter referred to collectively as the "WALSH Group"); and

         WHEREAS, for some period of time, the SOURCE Group will occupy office space and utilize certain tangible assets owned or leased by companies in the WALSH Group; and

         WHEREAS, SOURCE now desires to enter into an Agreement pursuant to which, after the transfer to the SOURCE Group pursuant to the Master Agreement, companies in the SOURCE Group will have the continued right and ability to occupy and utilize the facilities of the WALSH Group.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:





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1.       DEFINITIONS
         -----------
         The following terms, whenever used in this Agreement, shall have the following meanings:
         (a) The term "WALSH Companies" shall mean WALSH and the wholly-owned subsidiaries of WALSH listed in Appendix A attached hereto.
         (b)      The  term  "SOURCE   Companies"  shall  mean  SOURCE  and  the
                  wholly-owned subsidiaries of SOURCE listed in Appendix A attached hereto.
2.       SUB-LEASE OF SPACE
         ------------------
         (a)      Commencing   with  the   closing   (the   "Closing")   of  the
                  transactions contemplated by the Master Agreement, WALSH shall cause the WALSH Companies to sub-lease office, storage and warehouse space to the SOURCE Companies in the countries of Belgium, France, Italy and the United
                  Kingdom.
         (b)      The respective superior leases pursuant to which each
                  WALSH Company occupies office, storage and warehouse
                  space in each of the locations identified on Appendix A
                                                               ----------
                  (hereinafter the "Superior Leases") have, prior to the date hereof, been delivered to representatives of SOURCE. SOURCE hereby acknowledges receipt of the Superior Leas-es. WALSH hereby represents that each WALSH Company is in compliance with the material terms of the Superior
                  Lease applicable to it.
         (c) Unless and until otherwise mutually agreed, the specific locations in the WALSH facilities subleased to the SOURCE




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                  Companies shall be the space  occupied,  as of the date hereof by the SOURCE Companies in the WALSH facilities.

         (d) WALSH shall procure the consents of the Lessors under the Superior Leases, if necessary, to each of the sub-leases to SOURCE Companies specified hereinabove. In the event that WALSH fails to procure the necessary consent and SOURCE or any other SOURCE Company suffers loss or damage as a result thereof, WALSH shall indemnify and hold harmless SOURCE and any other SOURCE Company from and against any losses or damages (including any reasonable legal fees that may have been incurred in connection therewith) suffered by any such SOURCE Company as a result of such failure.

         (e) In the event that any WALSH Company sub-leasing space to a SOURCE Company pursuant hereto desires to vacate any office, storage or warehouse space that it presently occupies, it shall,  prior  to  seeking  to  sub-lease  said  space  to  an independent third party, afford the partic- ular SOURCE Company in such country the first opportunity to sub-lease the available space on terms to be mutually agreed. Neither WALSH nor any WALSH Company shall enter into any subsequent sub-lease with a third party without SOURCE's consent on terms more favorable than those offered to the SOURCE Company in said country.

3.                ADDITIONAL  FACILITIES AND  SERVICES
                  ------------------------------------

                  In conjunction with the sub-lease of office, storage and warehouse space to SOURCE as provided in Paragraph 2 herein-




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         above,  WALSH  shall also  cause the WALSH  Companies  to  provide  the following additional facilities and services:


         (a) All utilities, including electricity, gas and water, but not including telephone;

         (b) Janitorial service, trash collection,security services and all other maintenance services; all the same or equivalent to the services currently furnished by or provided to the WALSH Company in the sub-leased space;

         (c) The use of the cafeteria and kitchen facilities, if any, contained within the space retained by the WALSH Company. (SOURCE employees of SOURCE Companies shall, however, be required to pay the standard charges for the food consumed therein.)

         4.   RENTAL AND OTHER  CHARGES
              ------------------------

         (a) SOURCE or the appropriate SOURCE Company shall, in consideration for the space and other facilities provided to it hereunder, pay the rental charges specified in respect of each country on the attached Appendix A. All said rental payments shall be made by the fifteenth day of each month.

         (b) In addition, in the event that a WALSH Company is responsible for the payment of any taxes or other local levies, including landlord's provisions for repairs, under the Superior Lease pursuant to which the WALSH Company occupies said space, the SOURCE Company sub- leasing in such location shall pay a proportionate amount of the taxes or other levies due thereunder based upon the amount of space that the SOURCE Company occupies at




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              said  location as a percentage of the total amount of space leased to the WALSH Company.

         (c) All rental payments shall be delivered by the SOURCE Company sub-leasing the premises to the Financial Director or Controller of the WALSH Company serving as the Lessor under the said sub-lease at the location designated in Appendix A hereto.

5.      TERM OF AGREEMENT
        -----------------

         (a) The term of this sub-lease shall be for a period com- mencing with the Closing and ending on the June 30, 1999, unless the Superior Lease pursuant to which the WALSH Company occupies the premises sub-leased hereunder shall expire earlier. In such event, the sub-lease between WALSH and SOURCE in respect of such premises shall expire simultaneously with the expiration or termination of the Superior Lease between the WALSH Company and the Lessor.

         (b) Each of the SOURCE Companies and the WALSH Companies shall have the right, in respect of the individual sub- leases identified on the attached Appendix A, to terminate the sub-lease at the end of the initial term thereof by providing written notice to the other at least six (6) months prior to the expiration thereof. In the absence, however, of such written notice of termination given by either party, the particular sub-lease shall automatical- ly continue thereafter for an additional term of one
              (1) year on the same terms and conditions; provided, however, that WALSH shall have the right to increase the rental charges payable pursuant to Paragraph 4(a) by an amount




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              equal to the proportionate increase in the costs incurred by WALSH in providing the space, facilities and services specified herein from the date of this Agreement through the effective date of the increased rental charge. In addition, SOURCE shall continue to be responsible for its pro-rata share of taxes and levies, if any, as provided in Paragraph 4(b) hereinabove. Written notice of any such increase shall be given by WALSH at least sixty (60) days prior to the effective date of the increase.

6.       COMMON  AREAS
         -------------
         (a) Each SOURCE Company sub-leasing facilities hereunder shall be entitled to use, in common with the particular WALSH Company serving as sub-lessor, the lobbies, corridors, elevators, parking lots and other public portions of the leased premises. All employees of SOURCE Companies having parking spaces at the leased premises prior to the date hereof shall be permitted to continue to utilize said parking spaces.
         (b) Each WALSH Company serving as Lessor hereunder shall keep the exterior, common areas, structural parts and the heating, ventilation and air conditioning systems of the leased premises in good and operable condition and shall keep the modes of ingress and egress clear of snow and other impediments; all such expenses shall be prorated between the WALSH Company and its SOURCE Company subles- see based upon their respective square footage alloca-tion.




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         (c)  Except where  otherwise  provided under the Superior  Lease,  each
              SOURCE Company shall have the right to place a sign on the exterior of the building in which the premises are located identifying it as an occupant of the building. Said sign shall be of a size comparable to the exterior sign identifying the WALSH Company as an occupant of said premises. The cost of installation of the sign shall be borne by SOURCE.

7.       LEASEHOLD  IMPROVEMENTS
         -----------------------
         (a) If the terms of the Superior Lease between the Lessor of the premises and the particular WALSH Company serving as Lessee so permit, the right and title to all leasehold improvements existing within the sub-leased premises as of the date of execution of this Agreement shall vest in the particular SOURCE Company occupying said premises.

         (b) Commencing on the date of this Agreement, SOURCE shall not undertake any alterations, additions or improvements to the sub-leased premises without first having obtained the consent in writing of the particular WALSH Company serving as sub-lessor and, if required, the Lessor under the Superior Lease. If such consent has been obtained, any leasehold improvements rendered to the premises by SOURCE shall, if the Superior Lease so permits, become the property of SOURCE.

         (c) At the expiration of the term of any particular sub-lease hereunder, the SOURCE Company serving as sub-lessee shall, if so requested either by the particular WALSH Company or the Lessor under the Superior Lease, remove




                                        7

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              all  leasehold  improvements  or  additions  contained  within the sub-leased premises. The costs of such removal shall be borne by SOURCE.

8.       SUPERIOR LEASE
         --------------
         SOURCE hereby agrees to be bound, and to cause each other SOURCE Company that will occupy any of the premises to be sub-leased hereunder to be bound, by all of the terms and conditions of the Superior Lease between the particular WALSH Company and the Lessor pertaining to such premises. Moreover, SOURCE shall not engage in any activity, or fail to take the necessary action if such action is required, that would put it and/or WALSH in violation of any Governmental regulation or authority or otherwise put WALSH or any WALSH Company in breach of its obligations under any Superior Lease.

9.       CONDITION OF THE SUB-LEASED PREMISES
         ------------------------------------
         (a) Each SOURCE Company hereby agrees to accept the sub-leased premises in "as is" condition and WALSH makes no representation of any kind concerning said condition.

         (b) At the expiration of this Agreement or of any sub-lease in any particular country, SOURCE shall deliver up and surrender to WALSH possession of the sub-leased premises in the same condition as the premises were in on the date on which the SOURCE Company first occupied the same, excepting only ordinary wear and tear.

         (c) WALSH shall maintain in full force and effect all public liability and property damage insurance coverage pertaining to the occupancy and use of the leased premises that WALSH had in place prior to the effective date of this




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



              sub-lease. WALSH shall name SOURCE or the appropriate SOURCE Company as an additional insured under each policy of insurance pertaining thereto.


         (d) SOURCE shall reimburse to WALSH a proportionate share of the premiums incurred by WALSH in connection with the maintenance of said insurance coverage based upon the amount of space occupied by the SOURCE Companies as a percentage of the total space utilized by both WALSH and SOURCE at any particular location. SOURCE shall reim- burse WALSH for such proportionate insurance premiums within thirty (30) days after receipt of an invoice from WALSH or a particular WALSH Company together with appropriate documentation evidencing the payment of the premium by WALSH.

10.      REPAIRS TO SUB-LEASED PREMISES
         ------------------------------
         (a) Whenever repairs to the sub-leased premises are required to be made by the Lessor under the Superior Lease pertaining to the premises, WALSH shall take all steps necessary to ensure that the Lessor promptly fulfills its obligation to repair as provided therein.

         (b) In the event that the Superior Lease does not require that the Lessor undertake any repair of the premises sub-leased by SOURCE, then the appropriate SOURCE Company shall perform and pay for said repair to the sub-leased premises.

11.      INDEMNIFICATION
         ---------------
         (a) SOURCE shall defend, indemnify and hold harmless WALSH and each other WALSH Company from any liability, loss,




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              cost or expense, including reasonable attorneys' fees, arising out of the use and  occupancy  by  SOURCE  Companies  of the  premises
              identified   in   Appendix  A  hereto  and  the   performance   or
              non-performance by any SOURCE Company of any obligation contained in this Agreement (or any Superior Lease) including but not limited to claims for injury or damage to persons or property arising from any source or cause whatsoever.


         (b) WALSH shall defend, indemnify and hold harmless SOURCE and any SOURCE Company from any liability, loss, cost or expense, including reasonable attorneys' fees, arising out of a breach or default by any WALSH Company of any provision of this Agreement or any Superior Lease (other than breaches or defaults of provisions of any Superior Lease caused by the action or inaction of any SOURCE Company).

12.      ADDITIONAL  FACILITIES AND SERVICES PROVIDED BY  WALSH
         ------------------------------------------------------
         (a) In addition to the sub-lease of office space, equipment and other facilities provided herein, each WALSH Company shall provide, or otherwise make available to, each SOURCE Company the following additional services and facilities necessary during a transition period prior to the establishment of these facilities and services within the SOURCE Companies to the extent such services are currently furnished by or provided to the Walsh Company in the sub-leased space:

                (i)  warehouse,  storage  and retrieval of records;




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                (ii)  all mailroom  functions,  including  overnight  pickup and deliveries of mail,  outbound general  business  mailings,
                      including   staffing  and  labor   consistent  with  prior
                      business practice;
                (iii) telephone  switchboard  coverage and  transfers of inbound calls;
                (iv) maintenance of internal telephone listings consistent with prior practice;

                (v) participation in internal training classes for management and supervisory employees; Each WALSH Company may agree to continue any or all of the above services for the appropriate SOURCE Company beyond the transition period for a fee to be agreed based on the WALSH Companies' cost for so doing.

         (b) WALSH shall provide the services specified hereinabove to SOURCE on a general parity with similar services rendered by WALSH to its own subsidiaries, divisions or personnel, subject to reasonable variations based upon the manner and priority in which said services have previously been rendered to the SOURCE Companies when they were part of the WALSH Group.

         (c) The services provided in accordance with Paragraph 12(a) hereinabove shall be included in the rental charges specified in Paragraph 4(a) hereof; provided, however, that any out-of-pocket charges incurred by any WALSH Company, such as telephone charges, purchase of supplies, postage and freight, etc., shall be reimbursed by the SOURCE Companies within thirty (30) days after presenta-




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              tion  of  an  invoice   stating  the  amount  due  together   with
              appropriate documentation thereof. This paragraph 12(c) shall be inapplicable in the U.S.


13.      TERMINATION
         -----------
         (a) Either party may terminate this Agreement if the other has defaulted in any material obligation hereunder by giving at least thirty (30) days' written notice to the breaching party; provided, however, that if the breaching party corrects such default within said thirty (30) day period, this Agreement shall continue in full force and effect.

         (b) Either WALSH or SOURCE may terminate this Agreement, and any WALSH Company or SOURCE Company may terminate this Agreement as it applies to a particular country, by immediate written notice if the other party becomes insolvent, or if a court of competent jurisdiction enters an order or decree in respect of such party under any bankruptcy or similar law, approving a petition for reorganization or appointing a custodian for all or substantially all its assets or ordering the liquidation of such party.

         (c) Each party may exercise a right of termination as specified hereinabove by providing notice of its intention to terminate this Agreement in its entirety or, in the alternative, in respect of any particular country in which a material breach has occurred. In the event that a notice of termination is given with respect to a particular sub-lease between a WALSH Company and a SOURCE




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              Company but not with respect to this  Agreement  in its  entirety, this Agreement shall thereupon continue in full force and effect in respect of the countries still covered by the terms of Paragraph 2(a) hereof.


         (d) This Agreement shall automatically terminate with respect to a specific sub-lease upon the assignment of such sublease from the applicable WALSH Company to the applicable SOURCE Company.

14.      ADDITIONAL  AGREEMENTS  OF THE  PARTIES
         ---------------------------------------
         (a) The SOURCE Company conducting the SOURCE business in the U.S. shall sub-lease to the WALSH Company conducting the WALSH business in the U.S. the space occupied by that business as of the date hereof at 2394 E. Camelback Road, Phoenix, Arizona and at 105
              Terry  Drive,  Suite  118,  Newtown,   Pennsylvania.
         (b) Unless otherwise mutually agreed, the monthly rental charge for such space shall be determined based on the full allocation of all space and other facilities related costs at that location. The basis for allocation will be the square footage occupied pro rata by the SOURCE Company (including square footage occupied by its other lessee) and the WALSH Company at that location. Such sub-leases shall be under the same terms and conditions as provided herein, except that the WALSH Company may also terminate such subleases at any time upon at least ninety (90) days notice to the applicable SOURCE Company.






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15.      MISCELLANEOUS PROVISIONS
         ------------------------
         (a) This Agreement may not be assigned by SOURCE or by any other SOURCE Company; nor may the premises sub-leased to a SOURCE Company in any individual country be further sub-let by such SOURCE Company, without the written consent of WALSH.

         (b) This Agreement embodies the entire contractual relationship between the parties in regard to the subject matter hereof and no other agreement or understanding, verbal or otherwise, exists between the parties in respect thereto at the time of execution hereof.

         (c) No waiver, modification or alteration of any of the provisions of this Agreement shall be binding unless executed in writing by duly authorized representatives of the parties hereto.

         (d) Notices in connection with this Agreement shall be sufficiently delivered if given by hand or sent by overnight delivery service or by registered mail, return receipt requested, or telegraphed, cabled, telecopied or teletyped to the parties at the following addresses:

              If to WALSH:              45 Rockefeller Plaza
                                        Suite 912
                                        New York, New York  10111

              If to SOURCE:             2394 E. Camelback Rd.
                                        Phoenix, Arizona  05016
         (e) This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware with respect to the premises sub-leased in the United States and, in respect of the other premises subject to sub-




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              leases,  by the laws of the  countries  in which the  premises are located.





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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                        WALSH INTERNATIONAL INC.

                                        By:  /s/ Michael A. Hauck
                                             --------------------

                                        SOURCE INFORMATICS INC.

                                        By:  /s/ Dennis M.J. Turner
                                             ----------------------






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                                   APPENDIX A

WALSH COMPANY       SOURCE COMPANY       LOCATION OF            RENTAL
 (LESSOR)              (LESSEE)         SPACE LEASED            CHARGES

Walsh U.K. Limited  Source              Coltex House        Unless otherwise
                    Informatics         Rectory Place       mutually  agreed,
                    U.K. Limited        Loughborough        the monthly rental
                                        Leicestershire      charge for each
                                        LE11 1TW            location shall be
                                                            determined  based
                                        Craven House        on the  full alloca-
                                        The Green           tion of all  space
                                        Hampton Court Rd.   and  other facili-
                                        Hampton Court       ties related costs
                                        Surrey KT8 9BX      at that location.
                                                            The basis for allo-
Walsh Belgium       Source              Rue de Stalle 63    cation will be the
S.A.                Informatics         1180 Brussels       square footage occu-
                    Belgium S.A                             pied pro rata by the
                                                            SOURCE  Company and
Walsh France S.A.   Source              Burospace 9         the WALSH  Company
                    Informatics         91571 Bievres       (including the
                    France S.A.         Cedex               square footage occu-
                                                            pied by its other
Walsh Italia        Source              Centro Uffici       lessee(s)) at that
S.r.l.              Informatics         S. Siro             location.
                    Italia S.r.l.       Via Caldera 21
                                        20153 Milan














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